Exhibit 1.1

EXECUTION VERSION

American Water Capital Corp.

1 Water Street

Camden, New Jersey 08102

$500,000,000 2.800% Senior Notes due 2030

$500,000,000 3.450% Senior Notes due 2050

Support Agreement from American Water Works Company, Inc.

Underwriting Agreement

April 8, 2020

BofA Securities, Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC,

As representatives of the several Underwriters

named in Schedule I hereto

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies and Gentlemen:

1.    American Water Capital Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, (a) an aggregate of $500,000,000 principal amount of the Company’s 2.800% Senior Notes due 2030 (the “2030 Notes”), and (b) an aggregate of $500,000,000 principal amount of the Company’s 3.450% Senior Notes due 2050 (the “2050 Notes” and, together with the 2030 Notes, the “Securities”).

2.    The Company previously entered into a support agreement with American Water Works Company, Inc., a Delaware corporation (the “Parent”), dated June 22, 2000 and amended as of July 26, 2000 (as such agreement may be hereinafter amended, modified or supplemented from time to time in accordance with the terms and provisions thereof, the “Support Agreement”). Pursuant to the Support Agreement, the Parent has agreed, among other things, to provide funds to the Company if it is unable to make timely payment of principal of and premium, if any, and interest on Debt (as defined in the Support Agreement) issued by the Company.

3.    The Company and the Parent, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a)    An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File Nos. 333-224558 and 333-224558-01) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, each in a form heretofore delivered to the Representatives, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and, to the Parent’s or the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Parent or the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding the Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 3(c) hereof), is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(b)    No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein (the “Underwriter Information”);

(c)    For the purposes of this Agreement, the “Applicable Time” is 4:00 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the final term sheet prepared and filed pursuant to Section 7(a) hereof, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this clause (c) shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with the Underwriter Information;

(d)    The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e)    The interactive data in eXtensible Business Reporting Language filed as exhibits to the reports included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(f)    (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and (ii) the Registration Statement and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(g)    (i) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (A) none of the Parent, the Company or any of the Parent’s other subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and which could reasonably be expected to, in each case, individually or in the aggregate, have a material adverse effect on the financial condition, stockholders’ equity, properties or results of operations of the Parent, the Company and the Parent’s other subsidiaries, taken as a whole (a “Material Adverse Effect”); and (B) no labor dispute with the employees of the Parent, the Company or any of the Parent’s other subsidiaries exists or, to the knowledge of the Company or the Parent, is imminent, which could reasonably be expected to result in a Material Adverse Effect; and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, otherwise than as set forth or contemplated in the Pricing

Prospectus, there has not been (A) any material decrease in the number of shares of outstanding capital stock of the Parent or increase in consolidated long-term debt of the Parent and its consolidated subsidiaries, or (B) any change, or any development involving a prospective change, in or affecting the general affairs or management, otherwise than as set forth or contemplated in the Pricing Prospectus, that could reasonably be expected to have a Material Adverse Effect;

(h)    The Parent, the Company and each of the Parent’s other subsidiaries has good and sufficient title to all real property and personal property owned by them sufficient for the conduct of their respective businesses, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Parent, the Company and each of the Parent’s other subsidiaries except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; and any real property and buildings held under lease by the Parent, the Company and each of the Parent’s other subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Parent, the Company and each of the Parent’s other subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect;

(i)    Each of the Parent and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Parent listed on Schedule IV hereto (each a “Significant Subsidiary”) has been duly incorporated or organized and is validly existing as an entity in good standing under the laws of its jurisdiction of incorporation or organization, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(j)    All of the issued shares of capital stock of the Parent and the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock or other ownership interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except (i) for directors’ qualifying shares, (ii) for 28,515 shares of redeemable preferred stock of Pennsylvania-American Water Company, (iii) for 2,500 shares of cumulative preferential stock of Missouri-American Water Company and (iv) as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Parent, free and clear of all liens, encumbrances, equities or claims, except for liens, encumbrances, equities or claims that would not, individually or in the aggregate, have a Material Adverse Effect;

(k)    This Agreement has been duly authorized, executed and delivered by each of the Company and the Parent; the Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture, dated as of December 4, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), under which they are to be issued; the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Support Agreement has been duly authorized, executed and delivered by the Parent and the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities, the Indenture and the Support Agreement will conform to the descriptions thereof in the Pricing Prospectus and the Prospectus and will be in substantially the form previously delivered to you;

(l)    None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(m)    The issue and sale of the Securities and the compliance by the Parent and the Company with all of the provisions of the Securities, the Indenture, the Support Agreement and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Parent, the Company or any of the Parent’s other subsidiaries is a party or by which the Parent, the Company or any of the Parent’s other subsidiaries is bound or to which any of the property or assets of the Parent, the Company or any of the Parent’s other subsidiaries is subject, and (ii) will not result in any violation of (A) the provisions of the

Certificate of Incorporation or the By-laws, as amended, of the Company or the Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Parent or (B) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Parent, the Company or any of the Parent’s other subsidiaries or any of their properties, except in the case of clauses (i) and (ii)(B) for any conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or impair the ability of the Parent or the Company to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Parent or the Company of the transactions contemplated by this Agreement, the Indenture, or the Support Agreement, except (i) the registration under the Act of the Securities, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (iii) such consents, approvals, authorizations, orders, registrations or qualifications that have already been obtained or the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair the ability of the Parent or the Company to consummate the transactions contemplated by this Agreement;

(n)    None of the Parent, the Company or any of the Parent’s other subsidiaries is (A) in violation of the Certificate of Incorporation or the By-laws, as amended, in the case of the Company, or the Restated Certificate of Incorporation or the Amended and Restated Bylaws, in the case of the Parent, or similar organizational documents, in the case of the Parent’s other subsidiaries, or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or to which it or any of its properties is subject, except, in the case of clause (A) (with respect to subsidiaries of the Parent other than the Company and the Significant Subsidiaries) and clause (B), for violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(o)    The statements set forth in the Pricing Prospectus and Prospectus under the captions “Description of the Notes” and “Description of AWCC Debt Securities and American Water Support Agreement”, insofar as they purport to constitute a summary of the terms of the Securities, under the caption “Underwriting”, insofar as they purport to describe the provisions of the documents described therein, and under the caption “Certain United States Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(p)    Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Parent, the Company or any of the Parent’s other subsidiaries is a party or of which any property of the Parent, the Company or any of the Parent’s other subsidiaries is the subject which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the best of the Company’s and the Parent’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q)    Neither the Parent nor the Company is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof will be, required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(r)    (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Parent or the Company or any person acting on the Parent’s or the Company’s behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Parent and the Company were each a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Parent or the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, neither the Parent nor the Company was an “ineligible issuer” as defined in Rule 405 under the Act;

(s)    PricewaterhouseCoopers LLP, which has certified certain financial statements of the Parent and its subsidiaries, is an independent registered public accounting firm with respect to the Parent and its subsidiaries as required by the Act and the rules and regulations of the Commission thereunder;

(t)    Except as disclosed in the Pricing Prospectus, the Parent maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by the Parent’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Pricing Prospectus, the Parent’s internal control over financial reporting is effective and the Parent is not aware of any material weaknesses in its internal control over financial reporting;

(u)    Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Parent’s internal control over financial reporting;

(v)    The Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Parent, the Company and each of the Parent’s other subsidiaries is made known to the Parent’s principal executive officer and principal financial officer by others within those entities; and, except as disclosed in the Pricing Prospectus, such disclosure controls and procedures are effective;

(w)    The Parent, the Company and each of the Parent’s other subsidiaries possess all permits, licenses, franchises, authorizations, registrations, qualifications and approvals of governmental or regulatory authorities as required of them to own their properties and conduct their businesses in the manner described in the Pricing Prospectus (collectively, “Permits”), except where the failure to possess such Permits would not, individually or in the aggregate, have a Material Adverse Effect; and the Parent, the Company and each of the Parent’s other subsidiaries have fulfilled and performed all of their obligations with respect to such Permits required to have been performed, and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, except, in each case, as disclosed in the Pricing Prospectus or would not, individually or in the aggregate, have a Material Adverse Effect;

(x)    To the Parent’s and the Company’s knowledge, the Parent, the Company and each of the Parent’s other subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, except where the failure to own, possess or have the right would not, individually or in the aggregate, have a Material Adverse Effect. None of the Parent, the Company or any of the Parent’s other subsidiaries has received any notice of infringement or conflict with asserted rights of others with respect to any of the Intellectual Property Rights, whether or not arising from transactions in the ordinary course of business, except for such infringements or conflicts that would not, individually or in the aggregate, have a Material Adverse Effect. To the Parent’s and the Company’s knowledge, the use of the Intellectual Property

Rights in connection with the business and operations of the Parent, the Company and each of the Parent’s other subsidiaries does not infringe on the rights of any person;

(y)    Except as disclosed in the Pricing Prospectus, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i)(A) there has been no security breach or other compromise of or relating to any of the Parent’s, the Company’s or the Parent’s other subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, the “IT Systems and Data”) and (B) the Parent and the Company have not been notified of, and have no knowledge of any event, circumstance or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data and (ii) the Parent, the Company and the Parent’s other subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, breach, misappropriation or modification. The Parent and the Company have implemented and maintain security controls, employee education and training programs, network security monitoring, and breach response, mitigation and recovery programs for the IT Systems and Data consistent with industry standards and practices. The Parent and the Company have implemented backup and disaster recovery technology consistent with industry standards and practices;

(z)    Except as disclosed in the Pricing Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Parent, the Company or any of the Parent’s other subsidiaries (i) is in violation of any law, statute, or any rule, regulation, decision or order of any governmental agency or body or any court relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property which, to the Parent’s or the Company’s knowledge, is contaminated with any substance that is regulated under any Environmental Laws, (iii) is, to the Parent’s or the Company’s knowledge, liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) has received any written notice of any claim under any Environmental Laws, and the Parent and the Company are not aware of any pending investigation which could reasonably be expected to lead to such a claim;

(aa)    The Parent, the Company and each of the Parent’s other subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in management’s judgment, prudent and customary in the businesses in which they are engaged; within the past five years, none of the Parent, the Company or any such subsidiary has been refused any insurance coverage sought or applied for; and none of the Parent, the Company or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except, in each case, as set forth in or contemplated in the Pricing Prospectus;

(bb)    Neither the Parent nor the Company has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(cc)    The Parent is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Parent as of the date hereof;

(dd)    The Parent, the Company and each of the Parent’s other subsidiaries have filed all federal, state and foreign tax returns, or have filed for extensions of the due dates of such returns, required to be filed and have paid all taxes shown as due thereon except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and other than tax deficiencies which the Parent, the Company or any of the Parent’s other subsidiaries is contesting in good faith and for which the Parent, the Company or any of the Parent’s other subsidiaries has provided adequate reserves, there is no tax deficiency that has been asserted in writing against the Parent, the Company or any of the Parent’s other subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect; and the United States federal income tax returns of the Parent, the Company and each of the Parent’s other subsidiaries through the fiscal year ended December 31, 2014 have been settled and no assessment in connection therewith has been made against the Parent, the Company or any of the Parent’s other subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect;

(ee)    None of the Company, the Parent, any of the Parent’s other subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, the Parent, or any of the Parent’s other subsidiaries is aware of or has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(ff)    The operations of the Company, the Parent and each of the Parent’s other subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Parent, or any of the Parent’s other subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened; and

(gg)    None of the Company, the Parent, any of the Parent’s other subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company, the Parent, or any of the Parent’s other subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any authorized officer of the Parent or the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Parent or the Company, as the case may be, as to matters covered thereby, to each Underwriter.

4.    Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, (a) at a purchase price of 98.941% of the principal amount thereof, including accrued interest, if any, from April 14, 2020 to the Time of Delivery (as defined in Section 6(a)), the principal amount of the 2030 Notes set forth opposite the name of such Underwriter in Schedule I hereto, and (b) at a purchase price of 98.919% of the principal amount thereof, including accrued interest, if any, from April 14, 2020 to the Time of Delivery, the principal amount of the 2050 Notes set forth opposite the name of such Underwriter in Schedule I hereto.

5.    Upon the authorization by the Company of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

6.    (a) Each series of Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same day) funds, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause forms of the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery hereunder at the office of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., Eastern time, on April 14, 2020 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date is herein called the “Time of Delivery”.

(b)    The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 10 hereof, will be delivered at the Closing Location, and the Securities will be delivered through the facilities of DTC, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., Eastern time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

7.    Each of the Parent and the Company, jointly and severally, agrees with each of the Underwriters:

(a)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement and to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery without the consent of the Representatives promptly after reasonable notice thereof (which consent shall not be unreasonably withheld); to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form substantially consistent with

Schedule III hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Parent or the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)    If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Parent will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline the Parent is no longer eligible to file an automatic shelf registration statement, the Parent will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Parent will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(c)    Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities laws of such U.S. jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith neither the Parent nor the Company shall be required to qualify as a foreign corporation or as a dealer in securities or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;

(d)    To use reasonable efforts to furnish to the Underwriters as soon as practicable after the date of this Agreement but no later than 5:30 p.m., Eastern time, on the second New York Business Day immediately succeeding the date of this Agreement and from time to time, with printed and electronic copies of the Prospectus in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is, based on advice of counsel, required at any time during the period from the time of issue of the Prospectus until the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon the request of the Representatives to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many printed and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Representatives but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many printed and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)    To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Parent and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Parent, Rule 158);

(f)    During the period beginning from the date hereof and continuing until the Time of Delivery, not to offer, sell, contract to sell, or otherwise dispose of, except as provided hereunder, any securities of the Parent or the Company that are substantially similar to the Securities without the Representatives’ prior written consent;

(g)    To take all reasonable action necessary to enable S&P Global Ratings, a division of S&P Global Inc., and Moody’s Investors Service, Inc. to provide their respective credit ratings of the Securities;

(h)    During a period of three years from the effective date of the Registration Statement, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Parent and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to the holders of the Securities consolidated summary financial information of the Parent and its subsidiaries for such quarter in reasonable detail; provided, however, that the Parent and the Company may satisfy the requirements of this subsection by making any such reports, communications or information available on its website or by filing such information with the Commission via EDGAR or any successor filing system thereto;

(i)    To use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j)    To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(k)    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Parent’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

8.    (a) (i) Each of the Parent and the Company represents and agrees that, other than the final term sheet in a form substantially consistent with Schedule III hereto and filed pursuant to Section 7(a) hereof, without the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; (ii) each Underwriter represents and agrees that, without the prior written consent of the Company, other than one or more term sheets relating to the Securities substantially consistent with Schedule III hereto, containing no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included in the Preliminary Prospectus or Pricing Prospectus, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and (iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II hereto;

(b)    The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)    The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or, when taken together with the Pricing Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

9.    Each of the Parent and the Company covenants and agrees with the several Underwriters that the Parent and the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Parent’s and the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Indenture, the Support Agreement, any Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 7(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any Blue Sky survey; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Support Agreement; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that reimbursements to the Underwriters, if any, shall be limited to expenses actually incurred and provided further that in the case of clause (iii), the Parent and the Company shall not be requested to cover expenses of counsel for the Underwriters in excess of $5,000 in the aggregate.

10.    The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Parent and the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Parent and the Company shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)    The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; the final term sheet contemplated by Section 7(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

(b)    Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinions, dated the Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)    Morgan, Lewis & Bockius LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and 10b-5 statement, each dated the Time of Delivery, in the form attached as Annexes IIA and IIB hereto;

(d)    Jeffrey M. Taylor, Secretary of the Company and Chief SEC & Corporate Governance Counsel and Assistant Secretary of the Parent, shall have furnished to the Representatives his written opinion, dated the Time of Delivery, in the form attached as Annex III hereto;

(e)    (i) On the date of this Agreement, (ii) on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and (iii) at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I hereto;

(f)    (i) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, none of the Parent, the Company or any of the Parent’s other subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) since the date as of which information is given in the Pricing Prospectus there has not been (A) any material decrease in the number of shares of outstanding capital stock of the Parent or increase in consolidated long-term debt of the Parent and its consolidated subsidiaries, or (B) any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Parent, the Company and the Parent’s other subsidiaries, otherwise, in any such case described in clause (i) or (ii), than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(g)    On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded the Parent’s or the Company’s debt securities by S&P Global Ratings, a division of S&P Global Inc., or Moody’s Investors Service, Inc., each a “nationally recognized statistical rating organization”, as that term is defined by Section 3(a)(62) of the Exchange Act, and (ii) neither such organization shall have publicly announced (other than any announcement made prior to the Applicable Time) that it has under surveillance or review, with possible negative implications, its rating of any of the Parent’s or the Company’s debt securities;

(h)    On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Parent’s or the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; and

(i)    Each of the Parent and the Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Parent and the Company reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Parent and the Company, respectively, herein at and as of the Time of Delivery, as to the performance by the Parent and the Company of all their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a), (f) and (g) of this Section 10 and as to such other matters as the Representatives may reasonably request.

11.    (a) The Parent and the Company will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Parent and the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing

Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)    Each Underwriter will, severally and not jointly, indemnify and hold harmless the Parent and the Company against any losses, claims, damages or liabilities, joint or several, to which the Parent or the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Parent and the Company for any legal or other expenses reasonably incurred by the Parent or the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)    Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate firm (in addition to one local counsel in each jurisdiction) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) in an action where both the indemnifying and the indemnified party are actual or potential defendants, the indemnified party shall have reasonably concluded that there are actual or potential conflicting interests between the indemnifying party and the indemnified party, including situations in which there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party (such consent not to be unreasonably withheld), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder.

(d)    If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Parent and the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Parent and the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Parent and the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Parent and the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Parent or the Company on the one hand or the Underwriter Information on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Parent, the Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Parent and the Company under this Section 11 shall be in addition to any liability which the Parent and the Company may otherwise have and shall extend, upon the same terms and conditions, to the directors, officers, employees and agents of each Underwriter and to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Parent or the Company and to each person, if any, who controls the Parent or the Company within the meaning of the Act.

12.    (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representatives may in their discretion arrange for any of the Representatives or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.    The respective indemnities, agreements, representations, warranties and other statements of the Parent, the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Parent or the Company, or any officer or director or controlling person of the Parent or the Company and shall survive delivery of and payment for the Securities.

14.    If for any reason, other than a default by the Underwriters in their obligation to purchase the Securities, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Parent and the Company shall then be under no further liability to the Underwriters except as provided in Sections 9 and 11 hereof.

15.    In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

16.    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives in care of: BofA Securities, Inc., 50 Rockefeller Plaza, NY1-50-12-01, New York, New York 10020, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Fax: (212) 901-7881; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: Debt Capital Markets Desk; or RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: Transaction Management, Fax: (212) 428-6308; and if to the Parent or the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement or facsimile transmission to (856) 519-9730, Attention: Michael A. Sgro, Executive Vice President, General Counsel and Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

17.    In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Parent and the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.    This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Parent and the Company and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Parent and the Company and each person who controls the Parent and the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

19.    Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

20.    The Parent and the Company acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Parent and the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not as an agent or fiduciary of the Parent or the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Parent or the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Parent or the Company) or any other obligation to the Parent or the Company except the obligations expressly set forth in this Agreement and (iv) the Parent and the Company have consulted their own legal and financial advisors to the extent they deemed appropriate. The Parent and the Company agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Parent or the Company, in connection with such transaction or the process leading thereto.

21.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Parent, the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

22.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

23.    The Parent, the Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.    This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

25.    Notwithstanding anything herein to the contrary, each of the Parent and the Company are authorized to disclose to any persons the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Parent and the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. Federal and State income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

26.    (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a State of the United States.

(c)    For purposes of this Section 26, the following terms shall have the meanings indicated:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, the Parent and the Company.

Very truly yours,

AMERICAN WATER CAPITAL CORP.

By:	/s/ JAMES S. MERANTE
Name:	James S. Merante
Title:	Vice President and Treasurer

AMERICAN WATER WORKS COMPANY, INC.

By:	/s/ JAMES S. MERANTE
Name:	James S. Merante
Title:	Vice President and Treasurer

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof:

BofA Securities, Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

On behalf of each of the Underwriters

BOFA SECURITIES, INC.

By:	/s/ SHAWN CEPEDA
Name:	Shawn Cepeda
Title:	Managing Director

MIZUHO SECURITIES USA LLC

By:	/s/ OKWUDIRI ONYEDUM
Name:	Okwudiri Onyedum
Title:	Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ SCOTT G. PRIMROSE
Name:	Scott G. Primrose
Title:	Authorized Signatory

[Signature Page to the Underwriting Agreement]

SCHEDULE I

	Principal Amount of 2030 Notes to be Purchased	Principal Amount of 2050 Notes to be Purchased
RBC Capital Markets, LLC	$100,000,000	$100,000,000
BofA Securities, Inc.	$92,500,000	$92,500,000
Mizuho Securities USA LLC	$92,500,000	$92,500,000
U.S. Bancorp Investments, Inc.	$40,000,000	$40,000,000
Wells Fargo Securities, LLC	$40,000,000	$40,000,000
J.P. Morgan Securities LLC	$25,000,000	$25,000,000
MUFG Securities Americas Inc.	$25,000,000	$25,000,000
PNC Capital Markets LLC	$25,000,000	$25,000,000
TD Securities (USA) LLC	$25,000,000	$25,000,000
BNY Mellon Capital Markets, LLC	$8,750,000	$8,750,000
SunTrust Robinson Humphrey, Inc.	$8,750,000	$8,750,000
Regions Securities LLC	$7,500,000	$7,500,000
Cabrera Capital Markets LLC	$2,500,000	$2,500,000
Goldman Sachs & Co. LLC	$2,500,000	$2,500,000
Loop Capital Markets LLC	$2,500,000	$2,500,000
Morgan Stanley & Co. LLC	$2,500,000	$2,500,000

Total (per series)	$500,000,000	$500,000,000

Total (collectively)		$1,000,000,000

Schedule I-1

SCHEDULE II

a)	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package: Final term sheet attached hereto as Schedule III.

Schedule II-1

SCHEDULE III

April 8, 2020

American Water Capital Corp.

American Water Works Company, Inc.

$500,000,000 2.800% Senior Notes due 2030

$500,000,000 3.450% Senior Notes due 2050

Term Sheet

Issuer:	American Water Capital Corp.

Support Provider:	American Water Works Company, Inc.

Security:	2.800% Senior Notes due 2030 (the “2030 Notes”) 3.450% Senior Notes due 2050 (the “2050 Notes”)

Size:	$500,000,000 for the 2030 Notes $500,000,000 for the 2050 Notes

Trade Date:	April 8, 2020

Settlement Date:	April 14, 2020 (T+3)*

Maturity Date:	May 1, 2030 for the 2030 Notes May 1, 2050 for the 2050 Notes

Benchmark Treasury:	UST 1.500% due February 15, 2030 for the 2030 Notes UST 2.375% due November 15, 2049 for the 2050 Notes

Benchmark Treasury Yield:	0.747% for the 2030 Notes 1.361% for the 2050 Notes

Spread to Benchmark Treasury:	+210 bps for the 2030 Notes +210 bps for the 2050 Notes

Yield to Maturity:	2.847% for the 2030 Notes 3.461% for the 2050 Notes

Coupon:	2.800% for the 2030 Notes 3.450% for the 2050 Notes

Price to Public:	99.591% for the 2030 Notes 99.794% for the 2050 Notes

Interest Payment Dates:	2030 Notes: May 1 and November 1 of each year, beginning on November 1, 2020 2050 Notes: May 1 and November 1 of each year, beginning on November 1, 2020

Redemption Provisions:

Make-whole call:	Adjusted Treasury Rate +35 bps for the 2030 Notes Adjusted Treasury Rate +35 bps for the 2050 Notes

Par call:	On or after February 1, 2030, for the 2030 Notes On or after November 1, 2049, for the 2050 Notes

CUSIP:	2030 Notes: 03040W AW5 2050 Notes: 03040W AX3

Schedule III-1

ISIN:	2030 Notes: US03040WAW55 2050 Notes: US03040WAX39

Ratings (1):	[Intentionally Omitted]

Joint Book-Running Managers:

BofA Securities, Inc.

Mizuho Securities USA LLC

RBC Capital Markets, LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

J.P. Morgan Securities LLC

MUFG Securities Americas Inc.

PNC Capital Markets LLC

TD Securities (USA) LLC

Co-Managers:	BNY Mellon Capital Markets, LLC SunTrust Robinson Humphrey, Inc. Regions Securities LLC Cabrera Capital Markets LLC Goldman Sachs & Co. LLC Loop Capital Markets LLC Morgan Stanley & Co. LLC

(1)

Neither of these ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

The term “Adjusted Treasury Rate” has the meaning ascribed to that term in the Issuer’s Preliminary Prospectus Supplement, dated April 8, 2020.

*

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about the third business day following the date of the prospectus supplement, or “T+3”. Trades of securities in the secondary market generally are required to settle in two business days, referred to as T+2, unless the parties to a trade agree otherwise. Accordingly, by virtue of the fact that the initial delivery of the notes will not be made on a T+2 basis, investors who wish to trade the notes prior to the second business day before delivery of the notes will be required to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Investors of the notes who wish to trade the notes on any date prior to the second business day before delivery should consult their own advisors.

The Issuer and the Support Provider have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and the Support Provider have filed with the SEC for more complete information about the Issuer, the Support Provider and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, any underwriter participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll-free at (800) 294-1322, Mizuho Securities USA LLC toll-free at (866) 271-7403, or RBC Capital Markets, LLC toll-free at (866) 375-6829.

Schedule III-2

SCHEDULE IV

Significant Subsidiaries of the Parent

American Water Enterprises, LLC

Illinois-American Water Company

Missouri-American Water Company

New Jersey-American Water Company, Inc.

Pennsylvania-American Water Company

Schedule IV